SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  April 15, 2014

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 STEWART AVENUE

WAUSAU, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On April 15, 2014, PSB Holdings, Inc. held its Annual Meeting of Shareholders.  The following directors were elected for a one-year term at the Annual Meeting:  William J. Fish, Charles A. Ghidorzi, Lee A. Guenther, Karla M. Kieffer, Peter W. Knitt, David K. Kopperud, Kevin J. Kraft, Thomas R. Polzer, William M. Reif, and Timothy J. Sonnentag.

There were 1,658,157 shares of Common Stock eligible to be voted at the Annual Meeting and 1,226,579 shares were represented at the meeting by the holders thereof, which constituted a quorum.  The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.

The ten nominees proposed by the Board of Directors were elected as directors for a one-year term expiring at the 2015 Annual Meeting by the following votes:

Director	For	Withheld	Broker Non-Votes
William J. Fish	926,804	230	299,545
Charles A. Ghidorzi	913,600	13,434	299,545
Lee A. Guenther	926,499	535	299,545
Karla M. Kieffer	926,799	235	299,545
Peter W. Knitt	926,033	1,001	299,545
David K. Kopperud	901,359	25,675	299,545
Kevin J. Kraft	926,799	235	299,545
Thomas R. Polzer	926,674	360	299,545
William M. Reif	924,556	2,478	299,545
Timothy J. Sonnentag	926,260	774	299,545

2.

The audit committee’s selection of Wipfli LLP as the Company’s independent auditor for the 2014 fiscal year was ratified by the following votes:

For	Against	Abstain	Broker Non-Votes
1,197,799	17,555	11,225	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  April 17, 2014

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer